 Exhibit 99.1

[Kraft Foods Inc. Logo]

Contacts:
Michael Mitchell (Media)
+1-847-646-4538
news@kraft.com

Christopher M. Jakubik (Investors)
+1-847-646-5494
ir@kraft.com

KRAFT FOODS NAMES TONY VERNON PRESIDENT, KRAFT FOODS NORTH AMERICA
Former J&J Leader Brings Exceptional CPG, Marketing and Innovation Experience to Role
Rick Searer to Retire in September after Nearly 30 Years of Outstanding Service

NORTHFIELD, Ill. - June 22, 2009 - Kraft Foods Inc. (NYSE: KFT) announced today that W. Anthony (Tony) Vernon will become President, Kraft Foods North America, in mid-August. Vernon, 53, joins Kraft Foods from private equity firm Ripplewood Holdings, following a successful career at Johnson & Johnson. He will report to Chairman and CEO Irene Rosenfeld and become a member of the Kraft Foods Executive Team.

"Tony has an impressive history of building and sustaining iconic consumer brands. His strong track record of growth through consumer-driven innovation, world-class marketing and strong retail relationships will help to further accelerate our business performance," said Rosenfeld.

Vernon replaces Rick Searer, who will retire at the end of September.

Rosenfeld continued: "For nearly 30 years, Rick has been an exceptional member of our team. At every step on the corporate ladder, he achieved impressive business results. But more than that, Rick has a truly rare combination of intellect and humanity, insight and inspiration, drive and compassion. These are hallmarks of a great leader. We'll miss him."

Vernon is a 26-year veteran of the healthcare industry, principally in consumer businesses at Johnson & Johnson, and over the last three years as healthcare industry partner of Ripplewood Holdings. At J&J, Vernon ran multibillion-dollar independent business units and led many of that company's largest consumer brands, including Tylenol, Motrin, Pepcid AC, Imodium and Splenda. His accomplishments include leading the strategic evaluation, licensing and launch of Concerta and turning Remicade into a market leader in biologics; both of these prescription drugs are now billion dollar franchises for J&J.

Vernon earned a bachelor's degree in history from Lawrence University and an MBA from the Northwestern University Kellogg Graduate School of Management.

Kraft Foods (www.kraftfoodscompany.com) makes today delicious in 150 countries around the globe. Our 100,000 employees work tirelessly to make delicious foods consumers can feel good about. From American brand icons like Kraft cheeses, dinners and dressings, Maxwell House coffees and Oscar Mayer meats, to global powerhouse brands like Oreo and LU biscuits, Philadelphia cream cheeses, Jacobs and Carte Noire coffees, Tang powdered beverages and Milka, Cote d'Or, Lacta and Toblerone chocolates, our brands deliver millions of smiles every day. Kraft Foods (NYSE: KFT) is the world's second largest food company with annual revenues of $42 billion. The company is a member of the Dow Jones Industrial Average, Standard & Poor's 500, the Dow Jones Sustainability Index and the Ethibel Sustainability Index.

Forward Looking Statements Safe-Harbor
This press release contains the forward-looking statement that Vernon's strong track record of growth through consumer-driven innovation, world-class marketing and strong retail relationships will help to further accelerate our business performance. This forward-looking statement involves risks and uncertainties that could cause actual results to differ materially from what is predicted in the forward-looking statements. Such factors, include, but are not limited to, continued volatility in input costs, pricing actions, increased competition, increased costs of sales, a shift in our product mix to lower margin offerings and competition from lower-priced private label products. For additional information on these and other factors that could affect our forward-looking statements, see our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release.

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